EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report dated February 20, 2004, appearing in the Annual Report on Form 10-KSB of All-American SportPark, Inc. for the year ended December 31, 2003, in the Company's Registration Statement on Form S-8, SEC File No. 333-41994.



/s/ Piercy Bowler Taylor & Kern

Las Vegas, Nevada
March 23, 2004